   Exhibit 23.4

CONSENT

To the Board of Directors
Bowater Incorporated:

We consent to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Amendment No. 1 to the Registration Statement on Form S-3, file number 333-108166, filed by Bowater Incorporated, Bowater Capital Trust I and Bowater Capital Trust II.

/s/ Wyche, Burgess, Freeman & Parham, P.A.
Greenville, SC
September 17, 2003